UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2024, the Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors of Precigen, Inc. (the “Company”) approved the grant of performance stock units (“PSUs”) under the Company’s 2023 Omnibus Incentive Plan, as amended (the “Plan”), to certain key employees of the Company, including the Company’s named executive officers set forth in the table below. The Compensation Committee believes that the incorporation of the PSUs as a component of long-term equity incentive compensation provided to the executive officers will enhance the alignment of executive compensation with long-term shareholder value creation, because the vesting of the PSUs is conditioned upon the Company’s achievement of certain key operational milestones important to its growth and success.

The PSUs will vest in two equal 50% installments based upon the achievement of two specified operational milestones relating to (i) the Company’s good faith submission to the U.S. Food and Drug Administration (the “FDA”) of a complete Biologics License Application (“BLA”) for the Company’s PRGN-2012 investigational product and (ii) the approval of the BLA by the FDA, in each case during the period from the grant date through December 31, 2026 (the “Performance Period”). The performance milestones may be achieved (and the PSUs earned) at any time during the Performance Period, and the PSUs will vest and be settled in shares of the Company’s common stock at such time as the Compensation Committee certifies that an applicable performance milestone has been achieved, subject to the executive’s continued employment through the applicable achievement date (except as described below). Any PSUs for which a performance milestone has not been achieved by the end of the Performance Period will be cancelled and forfeited.

Upon an executive’s termination of employment by the Company without “cause”, by the executive for “good reason” or due to the executive’s death and disability (each as defined in the applicable award agreement), the PSUs will remain outstanding and eligible to vest upon the earlier of the achievement of a milestone or a “change in control” (as defined in the Plan), provided, that, if the termination is by the Company without “cause” or by the executive for “good reason”, then the PSUs would only vest pro-rata based on the executive’s service with the Company from March 1, 2024 through the termination date. In the event of a change in control in which the PSUs are not assumed or continued by the successor or surviving entity, the PSUs will vest in full at target levels, subject to the executive’s continued employment through the date of the change in control (except as described in the preceding sentence). Upon a termination of employment for any reason other than as described above, any portion of the PSUs that is unvested and unearned as of the termination date will be forfeited.

The following table sets forth the target PSUs granted to the Company’s named executive officers:

Name	Target PSUs (#)
Dr. Helen Sabzevari	1,650,000
Harry Thomasian	250,000
Rutul Shah	250,000
Donald Lehr	108,000

The foregoing description of the PSUs is qualified in its entirety by reference to the full text of the form of Performance Stock Unit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: August 30, 2024